UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
_____________________________
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Codex DNA, Inc.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

9535 Waples Street, Suite 100
San Diego, California 92121
(858) 228-4115
April 29, 2022
Dear Stockholder:
We are pleased to invite you to attend the 2022 Annual Meeting of Stockholders (the Annual Meeting) of Codex DNA, Inc. (Codex DNA or the Company), which will take place on Thursday, June 9, 2022 at 8:00 a.m. Pacific Time. The Annual Meeting will be held in virtual format this year, in light of the COVID-19 pandemic. You will be able to attend the Annual Meeting by visiting https://web.lumiagm.com/298054472, password: DNAY2022, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number located on your proxy card.
The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card. If you decide to attend the Annual Meeting, you will be able to change your vote or revoke your proxy, even if you have previously submitted your proxy.
On behalf of the Company’s Board of Directors, we would like to thank you for your continued support of and interest in Codex DNA.
Sincerely,
/s/ Todd R. Nelson

Todd R. Nelson
President, Chief Executive Officer, Director

CODEX DNA, INC.
9535 Waples Street, Suite 100
San Diego, California 92121
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	Thursday, June 9, 2022 at 8:00 a.m. Pacific Time
Place	The Annual Meeting will be a completely virtual meeting of stockholders, to be conducted via live webcast. You will be able to attend the Annual Meeting virtually, examine a list of our stockholders entitled to vote at the meeting, submit questions and vote online during the meeting by visiting https://web.lumiagm.com/298054472, password: DNAY2022
Items of Business
•To elect two Class I directors to serve until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified.

•To ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

•To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Record Date	April 11, 2022 (the Record Date). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.
Virtual Meeting Philosophy
The Board believes that holding the annual meeting of stockholders in a virtual format provides the opportunity for participation by a broader group of stockholders, while reducing the costs associated with planning, holding and arranging logistics for in-person meeting proceedings and providing for the health and safety of the participants in light of the ongoing COVID-19 pandemic. This balance will allow the meeting to remain focused on matters directly relevant to the interests of stockholders in a way that recognizes the value to stockholders of an efficient use of Company resources. The Board intends that the virtual meeting format provide stockholders a level of transparency as close as possible to the traditional in-person meeting format and takes the following steps to ensure such an experience:

•providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;

•providing stockholders with the ability to submit appropriate questions real-time either via telephone or the meeting website;

•answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination; and

•offering separate engagement opportunities with stockholders on appropriate matters of governance or other relevant topics as outlined under the section titled “Communications with the Board of Directors” below.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions for each of these voting options, please refer to the proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. The proxy statement explains proxy voting and the matters to be voted on in more detail.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 9, 2022. On or about April 29, 2022, we expect to mail to our stockholders a Notice of 2022 Annual Meeting of Stockholders (the Notice). Our proxy statement and Annual Report to Stockholders are being made available on or about April 29, 2022 on our investor relations website at ir.codexdna.com. We are providing access to our proxy materials over the Internet under the rules adopted by the Securities and Exchange Commission.

By order of the Board of Directors,
/s/ Todd R. Nelson

Todd R. Nelson President, Chief Executive Officer and Director
San Diego, California
April 29, 2022

CODEX DNA, INC.
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 8:00 a.m. Pacific Time on Thursday, June 9, 2022
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2022 annual meeting of stockholders of Codex DNA, Inc. (the Annual Meeting), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on Thursday, June 9, 2022 at 8:00 a.m. Pacific Time virtually via live webcast. You will be able to attend the Annual Meeting virtually by visiting https://web.lumiagm.com/298054472, password: DNAY2022, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number on your proxy card.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
Why am I receiving these materials?
Our board of directors is providing these proxy materials to you in connection with its solicitation of proxies for use at the Annual Meeting, which will take place on June 9, 2022. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. All stockholders will have the ability to access this proxy statement and our Annual Report that was filed with the Securities and Exchange Commission (the SEC) on March 23, 2022 via the Internet.
What proposals will be voted on at the Annual Meeting?
There are two proposals scheduled to be voted on at the Annual Meeting:

•the election of Todd R. Nelson and William F. Snider as Class I directors to serve until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified; and
•the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
At the time this proxy statement was mailed, our management and board of directors were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement.
How does our board of directors recommend that I vote?
Our board of directors recommends that you vote:
•FOR the election of each of Todd R. Nelson and William F. Snider as Class I directors; and
•FOR the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

Who is entitled to vote at the Annual Meeting?
Holders of our common stock at the close of business on April 11, 2022, the record date for the Annual Meeting (the Record Date), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 29,397,005 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Stockholders of Record - Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with American Stock Transfer & Trust Co. LLC, our transfer agent, then you are considered the stockholder of record with respect to those shares, and this proxy statement was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live virtually at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders - Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name,” and this proxy statement was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
How many votes are needed for approval of each proposal?
•Proposal No. 1: The election of each Class I director requires a plurality of the votes of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the two nominees who receive the most votes cast FOR will be elected as Class I directors. You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. If you WITHHOLD your vote as to all nominees, you will be deemed to have abstained from voting on Proposal No. 1, and such abstention will have no effect on the outcome of the proposal.

•Proposal No. 2: The ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for our fiscal year ended December 31, 2022 requires an affirmative FOR vote of a majority of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on the outcome of this proposal.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the annual meeting of stockholders to be properly held under our bylaws and Delaware law. A majority of the shares of common stock outstanding and entitled to vote, live virtually or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions, withhold votes, and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.
What do I need to do to attend the Annual Meeting?
You will be able to attend the Annual Meeting virtually, submit your questions during the meeting and vote your shares electronically at the meeting by visiting https://web.lumiagm.com/298054472, password DNAY2022. To participate in the Annual Meeting, you will need the control number from your proxy card. The Annual Meeting webcast will begin promptly at 8:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.
How do I vote and what are the voting deadlines?
Stockholders of Record. If you are a stockholder of record, you can vote in one of the following ways:
•You may vote via the Internet. To vote via the Internet prior to the Annual Meeting, go to www.astproxyportal.com/ast/24412 to complete an electronic proxy card. You will be asked to provide the control number from the proxy card you receive. Your vote must be received by 11:59 p.m. Eastern Time on June 8, 2022 to be counted. If you vote via the Internet prior to the Annual Meeting, you do not need to return a proxy card by mail.

•You may vote by telephone. To vote by telephone, dial 1-800-776-9437 (toll-free in the United States and Canada; toll charges apply to calls from other countries) and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 8, 2022 to be counted. If you vote by telephone, you do not need to return a proxy card by mail.

•You may vote by mail. To vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and return it promptly by mail so that it is received no later than June 8, 2022. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors.

•You may vote virtually during the Annual Meeting. If you plan to attend the Annual Meeting by visiting https://web.lumiagm.com/298054472, password DNAY2022, you may vote electronically and submit questions during the meeting. Please have your proxy card in hand when you visit the website.
Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.
Street Name Stockholders. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote or revoke my proxy?

Stockholders of Record. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:
•entering a new vote by Internet or telephone;
•signing and returning a new proxy card with a later date;
•delivering a written revocation to our Corporate Secretary at Codex DNA, Inc., 9535 Waples Street, Suite 100, San Diego, California, 92121, by 11:59 p.m. Eastern Time on June 8, 2022; or
•attending the Annual Meeting and voting live virtually.
Street Name Stockholders. If you are a street name stockholder, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Franklin R. Witney and Jennifer I. McNealey, or either of them, have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by such proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
What if I do not specify how my shares are to be voted?
Stockholders of Record. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:
•FOR the election of each of the two directors nominated by our board of directors and named in this proxy statement as Class I directors (Proposal No. 1);
•FOR the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (Proposal No. 2); and
•In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.
Street Name Stockholders. If you are a street name stockholder and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors) is a non-routine matter, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “-What are the effects of abstentions and broker non-votes?” below.
What are the effects of abstentions and broker non-votes?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (e.g., Proposal No. 2).

However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.
A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.
How are proxies solicited for the Annual Meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.
If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.
What does it mean if I received more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the proxy materials and annual report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:
Codex DNA, Inc.
Attention: Corporate Secretary
9535 Waples Street, Suite 100
San Diego, California 92121
(858) 228-4115

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.
How can I find out the results of the voting at the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. In addition, we will disclose final voting results on a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, we will file an amendment to the Form 8-K to disclose the final results.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2023 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 30, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Codex DNA, Inc.
Attention: Corporate Secretary
9535 Waples Street, Suite 100
San Diego, California 92121
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2023 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:
•not earlier than February 9, 2023,and
•not later than March 11, 2023.
In the event that we hold our 2023 annual meeting of stockholders more than 30 days before or more than 60 days after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:
•the 90th day prior to such annual meeting; or
•the 10th day following the day on which public announcement of the date of such annual meeting is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our board of directors, which currently consists of six (6) members. Our board of directors has affirmatively determined that five (5) of our six (6) directors qualify as “independent” within the meaning of the listing standards of the Nasdaq Stock Market LLC (Nasdaq). Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Upon the recommendation of our nominating and corporate governance committee, we are nominating Todd R. Nelson and William F. Snider as Class I directors at the Annual Meeting. If elected, Todd R. Nelson and William F. Snider will each hold office for a three-year term until the annual meeting of stockholders to be held in 2025 or until their successors are duly elected and qualified.
The following table sets forth the names, ages as of March 31, 2022 and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting), and for each of the continuing directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Director Nominees
Todd R. Nelson	I	55	President, Chief Operating Officer and Director	2018	2022	2025
William F. Snider (1)(2)	I	52	Director	2019	2022	2025
Continuing Directors

Andrea L. Jackson(2)(3)	II	43	Director	2021	2023	-
Franklin R. Witney (1)(3)	II	68	Chair of the Board of Directors	2020	2023	-
Christine A. Tsingos(1)	III	63	Director	2021	2024	-
Jami Nachtsheim(2)(3)	III	63	Director	2021	2024	-
____________________________
(1) Member of our audit committee
(2) Member of our compensation committee
(3) Member of our nominating and corporate governance committee

Director Nominees
Todd R. Nelson. Dr. Nelson has served as our President and Chief Executive Officer and a member of our board of directors since July 2018. Prior to joining our company, Dr. Nelson served as the Chief Executive Officer of several life science companies through expansive phases of financial and commercial growth. From December 2014 until its acquisition by Beacon Discovery, Inc. in September 2017, Dr. Nelson served as Chief Executive Officer of DiscoverX Corporation, a leading developer and manufacturer of reagents intended for drug discovery. From September 2011 to October 2014, Dr. Nelson served as Chief Executive Officer of MP Biomedicals, LLC a global manufacturer and distributor of products and services for the life science, fine chemicals, diagnostics and dosimetry markets. From June 2007 to January 2011, Dr. Nelson served as Chief Executive Officer of eBioscience, Inc., a manufacturer and distributor of immunology reagents used in pharmaceutical research. Dr. Nelson also previously served as Vice President of Global Corporate Development and Strategy at Life Technologies Corporation (now Thermo Fisher Scientific Inc.), as First Vice President Global Securities and Economics at Merrill Lynch & Co., and as Global Head of Life Sciences at RBC Capital Markets LLC. Dr. Nelson served on the board of directors of Tonbo Biosciences Corporation until its acquisition by Cytek Bioscienes and currently serves on the board of directors of TCRx Corporation. Dr. Nelson received a B.A. in Psychology, a Ph.D. from the University of Minnesota and an M.B.A. in Finance from the Carlson School of Management at the University of Minnesota. Dr. Nelson also completed clinical fellowship training at Mayo Graduate School of Medicine in clinical chemistry from 1996 to 1998.
We believe that Dr. Nelson is qualified to serve on our board of directors due to his leadership track record, broad experience in the life sciences industry, and his service as our chief executive officer and president.
William F. Snider. Mr. Snider has served as a member of our board of directors since September 2019. Since 2006, Mr. Snider has served as Partner at BroadOak Capital Partners, LLC, a merchant bank with a focus on the life sciences industry. Prior to joining BroadOak, Mr. Snider was a general partner and co-founder of Emerging Technology Partners, LLC, a life sciences focused venture capital firm. Prior to Emerging Technology Partners, he was a vice president and portfolio manager at T. Rowe Price Group, Inc., a global investment management firm, where his responsibilities included managing mutual funds and institutional client portfolios. Mr. Snider also serves on the board of directors of Halo Labs, Inc., Science and Medicine Group, IXRF Systems, Inc., Cellaria Bio, Empire Genomics and MdBio Foundation. Mr. Snider is a CFA charter holder and earned a B.S.E. in Finance and an M.B.A from the Wharton School at the University of Pennsylvania.
We believe Mr. Snider is qualified to serve on our board of directors because of his extensive experience as an investor in the life sciences industry and his service on a number of boards of biotechnology companies.
Continuing Directors

Andrea L. Jackson. Ms. Jackson has served as a member of our board of directors since May 2021. Ms. Jackson is a Director at Northpond Ventures, a science, medical and technology focused venture capital firm founded in 2018. Prior to joining Northpond in March 2020, Ms. Jackson served as the commercial lead at Farcast Biosciences, an oncology clinical diagnostic company. Prior to Farcast Ms. Jackson held various senior commercial leadership roles in life science startups and large companies such as PerkinElmer, Inc. and Millipore. Before her operating roles, Ms. Jackson worked on JPMorgan’s Healthcare Investment Banking team and focused on life science tools, diagnostics, and biotechnology companies. Ms. Jackson is a board director of other emerging growth companies, including Current Health, NanoView Biosciences, Octave Bioscience, Outcomes4Me, Scitara Corporation, Syapse, Inc., VieCure and Vizgen. Ms. Jackson received an M.B.A. from Kellogg School of Management at Northwestern University and a B.A., with honors, from Washington University in St. Louis.

We believe that Ms. Jackson is qualified to serve on our board of directors because of her operational expertise and her experience as an investor in emerging growth companies.

Franklin R. Witney. Dr. Witney has served as a member of our board of directors since December 2020. Since September 2016, Dr. Witney has served as an Operating Partner at Ampersand Capital Partners, a private equity firm. From July 2011 to March 2016, Dr. Witney served as President and Chief Executive Officer of Affymetrix, Inc., a provider of life science products and molecular diagnostic products, until Affymetrix, Inc. was acquired by Thermo Fisher Scientific Inc. From April 2009 to May 2011, Dr. Witney served as President and Chief Executive Officer of Dionex Corporation, a provider of analytical instrumentation and related accessories and chemicals. From December 2008 to April 2009, Dr. Witney served as Affymetrix’s Executive Vice President and Chief Commercial Officer. From July 2002 to December 2008, Dr. Witney served as President and Chief Executive Officer of Panomics Inc. Dr. Witney currently serves on the board of directors of PerkinElmer Inc., Standard BioTools and Cerus Corporation and the private companies Jumpcode, Leinco Technologies and Emulate, Inc. He has previously served on the boards of Nexcelom, Gyros Protein Technologies, RareCyte Inc., GeneOptx and Canopy Bioscience. Dr. Witney earned a B.S. in microbiology from the University of Illinois and a M.S, in microbiology and Ph.D in molecular and cellular biology from Indiana University.

We believe Dr. Witney is qualified to serve on our board of directors because of his substantial experience in in the life science industry, which he acquired in various roles as officer and director of public and private companies.

Jami Nachtsheim. Ms. Nachtsheim has served as a member of our board of directors since June 2021. From June 1980 until her retirement in June 2000, Ms. Nachtsheim served in a variety of positions at Intel Corporation, a semiconductor company, most recently as Corporate Vice President of the Sales and Marketing Group and Director of Worldwide Marketing. Since April 2016, Ms. Nachtsheim has served on the board of directors of Intuitive Surgical, Inc., a developer, manufacturer and marketer of robotic products designed to improve clinical outcomes of patients through minimally invasive surgery. Since March 2019, Ms. Nachtsheim has served on the board of directors of Cerus Corporation, a biomedical products company. Ms. Nachtsheim has previously served as a member of the board of directors of several privately held companies, including FEI Company, Affymetrix, Inc., Southwall Technologies Inc., ACT Conferencing, Inc. and Vixel Corporation. Ms. Nachtsheim received a B.S. in Business Management from Arizona State University.

We believe that Ms. Nachtsheim is qualified to serve on our board of directors because of her extensive experience in the life science industry and her service as a director of various public and private companies.

Christine A. Tsingos. Ms. Tsingos has served as a member of our board of directors since May 2021. From 2002 until her retirement in April 2019, Ms. Tsingos served as the Executive Vice President and Chief Financial Officer of Bio-Rad Laboratories, Inc. Prior to 2002, Ms. Tsingos held executive positions at Autodesk, Inc., The Cooper Companies, Inc. and Attest Systems, Inc. Ms. Tsingos also serves on the board of directors of Envista Holdings, Inc., Onto Innovation Inc. (formerly Nanometrics Incorporated) and Varex Imaging Corporation. Ms. Tsingos earned her B.A. in International Studies from the American University in Washington D.C. and an M.B.A in International Business from the George Washington University.

We believe Ms. Tsingos is qualified to serve on our board of directors because of her over 25 years of financial and operational experience and experience serving on other boards of directors and because of her substantial experience in the life sciences industry.
Board Diversity Matrix

	Female	Male
Total Number of Directors	6
Part I: Gender Identity
Directors	3	3
Part II: Demographic Background
African American or Black
White	3	3
Hispanic or Latinx
Two or More Races or Ethnicities
Family Relationships
There are no family relationships among any of our directors or executive officers.
Director Independence
Our common stock is listed on the Nasdaq Global Market. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of this offering. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Company to such director and (ii) whether such director is affiliated with the company, a subsidiary of the
Company or an affiliate of a subsidiary of the Company.
Our board of directors undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that Andrea Jackson, Jami Nachtsheim, William F. Snider, Christina A Tsingos and Franklin R. Witney, representing five of our six directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Board Leadership Structure
Our board of directors is currently chaired by Franklin R. Witney. As a general policy, our board of directors believes that separation of the positions of Chair of our board of directors and Chief Executive Officer reinforces the independence of our board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our board of directors as a whole. As such, Todd R. Nelson serves as our Chief Executive Officer while Mr. Witney serves as the Chair of our board of directors but is not an officer.
Committees of our Board of Directors
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.
Audit Committee
Our audit committee consists of Christine A. Tsingos, Franklin R. Witney and William F. Snider, with Ms. Tsingos serving as Chair. Our board of directors has determined that each of the members of our audit committee satisfies the independence requirements under the listing standards of Nasdaq and Rule 10A-3 of the Exchange Act. Our board of directors has determined that Ms. Tsingos is an “audit committee financial expert” within the meaning of SEC rules and regulations. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems. Our audit committee is also responsible to, among other things:
•select, retain, compensate, evaluate, oversee, and where appropriate, terminate the independent registered public accounting firm to audit our consolidated financial statements;

•help to ensure the independence and performance of the independent registered public accounting firm;

•approve audit and non-audit services and fees;

•review consolidated financial statements and discuss with management and the independent registered public accounting firm our annual audited and quarterly consolidated financial statements, the results of the independent audit and the quarterly reviews and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•prepare the audit committee report that the SEC requires to be included in our annual proxy statement;

•review reports and communications from the independent registered public accounting firm;

•review the adequacy and effectiveness of our internal controls and disclosure controls and procedure;

•review our policies on risk assessment and risk management;

•review the overall adequacy and effectiveness of our legal, regulatory, and ethical compliance programs and reports regarding compliance with applicable laws, regulations, and internal compliance programs;

•review related party transactions; and

•establish and oversee procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter for our audit committee is available on our investor relations website at ir.codexdna.com. Our audit committee was formed in connection with our initial public offering and met four times in 2021.
Compensation Committee
Our compensation committee consists of Franklin R. Witney, Andrea L. Jackson and William F. Snider with Mr. Witney serving as Chair. Our board of directors has determined that each of the members of our committee is independent under the listing standards of Nasdaq and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.
Our compensation committee oversees our compensation policies, plans, and benefits programs. The compensation committee is also responsible to, among other things:
•oversee our overall compensation philosophy and compensation policies, plans and benefit programs;

•review and recommend for approval to the board of directors compensation for our executive officers and directors;

•prepare the compensation committee report that the SEC will require to be included in our annual proxy statement; and

•administer our equity compensation plans.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter for our compensation committee is available on our investor relations website at ir.codexdna.com. Our compensation committee was formed in connection with our initial public offering and met four times in 2021.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Jami Nachtsheim and Andrea L. Jackson, with Ms. Nachtsheim serving as Chair. Our board of directors has determined that Ms. Jackson and Ms. Nachtsheim are independent under the listing standards of Nasdaq.
Our nominating and corporate governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. The nominating and corporate governance committee is also responsible to, among other things:
•identify, evaluate and make recommendations to our board of directors regarding nominees for election to our board of directors and its committees;

•consider and make recommendations to our board of directors regarding the composition of our board of directors and its committees;

•review developments in corporate governance practices;

•evaluate the adequacy of our corporate governance practices and reporting;

•evaluate the performance of our board of directors and of individual directors; and

•review and monitor conflicts of interest situations, and approve or prohibit any involvement in matters that may involve a conflict of interest or taking of a corporate opportunity.
Our nominating and corporate governance committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter for nominating and corporate governance committee is available on our investor relations website at ir.codexdna.com. Our nominating and corporate governance committee was formed in connection with our initial public offering and met one time in 2021.
Attendance at Board and Stockholder Meetings
During our fiscal year ended December 31, 2021, our board of directors held 9 meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served on such committee.
Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we strongly encourage, but do not require, our directors to attend. This is our first annual meeting of stockholders.
Compensation Committee Interlocks and Insider Participation
During 2021, Franklin R. Witney, Andrea L. Jackson and William F. Snider served on our compensation committee. None of the members of compensation committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the past fiscal year, as a member of the board of directors or the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee.

Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods, including engaging the services of outside consultants and search firms, to identify and evaluate director nominees. In its evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee considers include such factors as character, integrity, judgment, diversity (including, without limitation, diversity in terms of gender, race, ethnicity and experience), age, independence, skills, education, expertise, business acumen, corporate experience, length of service, understanding of our business and other commitments, among other things.
Nominees must also have the highest personal and professional ethics and integrity and skills that are complementary to those of the existing directors. Director candidates must have the ability to assist and support management and make significant contributions to our success based on proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment. Nominees must also have an understanding of the fiduciary responsibilities that are required of a member of our board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board of directors and applicable committee meetings. Our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
The nominating and corporate governance committee considers the suitability of each director candidate, including current directors, in light of the current size and composition of our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that our board of directors should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Our nominating and corporate governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.
Stockholder Recommendations for Nominations to the Board of Directors
Under our bylaws, stockholders may directly nominate persons for election to our board of directors. Any nomination must comply with the requirements set forth in our bylaws and should be sent in writing to our Corporate Secretary at Codex DNA, Inc. 9535 Waples Street, Suite 100, San Diego, CA 92121. To be timely for the 2023 annual meeting of stockholders, nominations must be received by our Corporate Secretary not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. In the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then notice by the stockholder to be timely must be so received by our Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made.
Communications with the Board of Directors
Interested parties wishing to communicate with non-management members of our board of directors may do so by writing and mailing the correspondence to our Corporate Secretary at Codex DNA, Inc. 9535 Waples Street, Suite 100, San Diego, CA 92121. Our Corporate Secretary monitors these communications and will provide a summary of all received bona fide messages to our board of directors at each regularly scheduled meeting of our board of directors. Where the nature of a communication warrants, our Corporate Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board of directors or non-management director, of independent advisors or of our management.

This procedure does not apply to (a) communications to non-management directors from officers or directors who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act or (c) communications to our audit committee pursuant to our complaint procedures for accounting and auditing matters.
Management and Board Diversity
Diversity is important to us, and we have always had diversity within our management team and across the company. We believe that our management and board of directors should be diverse, including a diversity of experience, competency in relevant fields, gender, race, ethnicity and age. In making determinations regarding nominations of directors, our nominating and governance committee takes into account the benefits of diverse viewpoints. Our nominating and corporate governance committee will also consider these and other factors as it oversees the annual board of directors and committee evaluations. Our board of directors is also advancing our human capital management strategy to ensure more opportunities for diverse candidates, including new programs to recruit diverse candidates.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our investor relations website at ir.codexdna.com. We will post any amendments to our Code of Business Conduct and Ethics and any waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website or in filings under the Exchange Act.
Hedging and Pledging Prohibitions

As part of our Insider Trading Policy, our employees (including our executive officers and the non-employee members of our board of directors) are prohibited from trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities. This includes any hedging or similar transaction designed to decrease the risks associated with holding shares of our common stock. In addition, our employees (including our executive officers and the non-employee members of our board of directors) are prohibited from holding our common stock in a margin account or pledging our securities as collateral for a loan.
Role of the Board in Risk Oversight
Our board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our audit committee is responsible for overseeing the company’s significant business risks, including risks relating to accounting matters and financial reporting. Our nominating and corporate governance committee is responsible for overseeing the management of risks associated with the independence of our board of directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through discussions from committee members about such risks. Our board of directors believes its administration of its risk oversight function has not negatively affected the board of directors’ leadership structure.
Director Compensation
In connection with our initial public offering, our board of directors adopted, and our stockholders approved, a new compensation policy for our non-employee directors. This policy was developed with input from our compensation committee’s independent compensation consultant, Radford, a business of Rewards Solutions, Aon (Radford), regarding practices and compensation levels at comparable companies. It is designed to attract, retain and reward non-employee directors. In January 2022, we received input from a new compensation consultant, Compensia, Inc. and based on its recommendations, our board of directors adopted a new compensation policy for our non-employee directors as described below.
Under the outside director compensation policy, each non-employee director receives the cash and equity compensation for his or her services as a member of our board of directors, as described below. We also reimburse our non-employee directors for reasonable, customary and documented travel expenses to meetings of our board of directors or its committees.
The compensation policy includes a maximum annual limit of $750,000 of cash compensation and equity awards that may be paid, issued, or granted to a non-employee director in any fiscal year, increased to $1,000,000 in an individual’s first year of service as a non-employee director. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with GAAP). Any cash compensation paid, or equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director) or prior to the effective date of the compensation policy, will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
Cash Compensation
Our outside director compensation policy provides for the following cash compensation program for our non-employee directors:
•$40,000 per year for service as a board member;

•$35,000 per year for service as non-executive chair of the board;

•$20,000 per year for service as chair of the audit committee;

•$10,000 per year for service as member of the audit committee;

•$15,000 per year for service as chair of the compensation committee;

•$7,500 per year for service as a compensation committee member;

•$10,000 per year for service as chair of the nominating and corporate governance committee; and

•$5,000 per year for service as a member of the nominating and corporate governance committee.
Each non-employee director who serves as the chair of a committee will receive only the additional annual cash fee as the chair of the committee, and not the annual fee as a member of the committee, provided that any non-employee director who serves as the non-executive chair will receive the annual fee for service as a board member and an additional annual fee as the non-executive chair. All cash payments to non-employee directors are paid quarterly in arrears on a pro-rated basis.
Equity Compensation
Initial Awards. Pursuant to our outside director compensation policy, each person who first becomes a non-employee director will receive, on the first trading date on or after the date on which the person first becomes a non-employee director, an initial award with a value equal to approximately $360,000, with 60% of such award being in the form of options and 40% of such award being in the form of restricted stock units. (the Initial Award). The Initial Award will vest (i) for options, as to one-thirty-sixth of the shares subject to the Initial Award each month following the grant date and (ii) for restricted stock units, as to one-third of the shares subject to the Initial Award each year following the grant date, all subject to the non-employee director’s continued service through the applicable vesting date. If the person was a member of our board of directors and also an employee, becoming a non-employee director due to termination of employment will not entitle them to an Initial Award.

Annual Awards. Each non-employee director automatically will receive, on the first trading day immediately after the date of each annual meeting of our stockholders (an Annual Meeting), an annual award with a value equal to approximately $180,000, with 60% of such award being in the form of options and 40% of such award being in the form of restricted stock units; provided, however, that a non-employee director who has not been a director for at least six months prior to the date of the applicable annual meeting of our stockholders will not receive an Annual Award. Each Annual Award will vest in its entirety on the earlier of (x) the one year anniversary of the Annual Award’s grant date, or (y) the day immediately prior to the date of the next annual meeting of our stockholders that follows the grant date of the Annual Award, subject to the non-employee director’s continued service through the applicable vesting date.
In the event of a “change in control” (as defined in our 2021 Stock Incentive Plan), each non-employee director will fully vest in their outstanding company equity awards issued under the director compensation policy, including any Initial Award or Annual Award, immediately prior to the consummation of the change in control provided that the non-employee director continues to be a non-employee director through such date. The term of each option granted under this compensation policy is ten years, subject to earlier termination as provided in the 2021 SIP.
2021 Compensation
Directors who are also our employees receive no additional compensation for their service as directors. Todd R. Nelson was an employee director during 2021. See the section titled “Executive Compensation” for additional information about Dr. Nelson’s compensation.
The following table presents the total compensation each of our non-employee directors received during the year ended December 31, 2021. Other than as set forth in the table, we did not pay any compensation, make any equity awards or non-equity awards to or pay any other compensation to any of our non-employee directors in 2021.

Name	Fees Earned or Paid in Cash($)	Option Awards ($)(1)	All Other Compensation($)	Total ($)
Andrea L. Jackson(2)	$—	$—	$—	$—
Jami Nachtsheim(3)	40,833	1,372,788	—	1,413,621
William F. Snider	—	—	—	—
Christine A. Tsingos(4)	43,438	1,324,886	—	1,368,324
Franklin R. Witney	70,000	1,014,544	—	1,084,544

__________________________________
(1)    The amounts reported represent the aggregate grant-date fair value of the stock options awarded to the director in fiscal 2021, calculated using the Black-Scholes option-pricing model.Compensation expense for these awards is recognized net of the estimated forfeiture rate, over the requisite service period, which is generally the vesting period of the respective award. The assumptions used in calculating the grant-date fair value of the awards reported in this column are set forth in the notes to our financial statements included in our Annual Report on Form 10-K filed with the SEC on March 23, 2022. These amounts do not correspond to the actual value that may be received by our executive officers if the stock options are exercised.
(2)    Ms. Jackson joined our board of directors in May 2021.
(3)    Ms. Nachtsheim joined our board of directors in June 2021.
(4)    Ms. Tsingos joined our board of directors in May 2021.

The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2021:

Name	Grant Date(1)	Number of Securities Underlying Unvested Stock Awards	Number of Securities Underlying Unexercised Options (#)(2)	Option Exercise Price Per Share ($)(2)(3)	Option Expiration Date
Jami Nachtsheim	08/27/2021	—	116,833(4)	11.75	08/27/2031
Christine A. Tsingos	05/19/2021	—	116,833(5)	11.34	05/19/2031
Franklin R. Witney	03/03/2021	—	231,631(6)	4.38	03/03/2031
___________________________________
(1)    Each of the outstanding equity awards was granted pursuant to our 2021 Equity Incentive Plan.
(2)    The amounts reflect a 3-for-1 reverse stock split of the Company’s issued and outstanding common stock and outstanding shares of convertible preferred stock, which was effected on June 11, 2021.
(3)    The amounts in this column are based upon the fair market value of our common stock on the date of grant, as determined by our board of directors.
(4)     Shares subject to the option vest 25% on June 1, 2022, then in 36 equal monthly installments thereafter.
(5)    Shares subject to the option vest 25% on May 18, 2022, then in 36 equal monthly installments thereafter.
(6)    Shares subject to the option vested 25% on December 14, 2021, then in 36 equal monthly installments thereafter.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors is currently composed of six members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. At the Annual Meeting, three Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.
Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Todd R. Nelson and William F. Snider as nominees for election as Class I directors at the Annual Meeting. If elected, each of Todd R. Nelson and William F. Snider will serve as a Class I director until the 2025 annual meeting of stockholders or until his successor is duly elected and qualified. Todd R. Nelson and William F. Snider are currently directors of our company, and each has agreed to being named in this proxy statement as a nominee. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Todd R. Nelson and William F. Snider. If you are a street name stockholder of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter. We expect that Todd R. Nelson and William F. Snider will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy.
Vote Required
The election of Class I directors requires a plurality of the votes of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the three nominees who receive the most votes cast FOR will be elected as Class I directors. As a result, any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE NOMINEES NAMED ABOVE AS CLASS I DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed WithumSmith+Brown, PC, an independent registered public accounting firm, to audit our financial statements for our fiscal year ending December 31, 2022. WithumSmith+Brown, PC has served as our independent registered public accounting firm since 2020.
At the Annual Meeting, our stockholders are being asked to ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Stockholder ratification of the appointment of WithumSmith+Brown, PC is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of WithumSmith+Brown, PC to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2022 if our audit committee believes that such a change would be in the best interests our company and our stockholders. A representative of WithumSmith+Brown, PC is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by WithumSmith+Brown, PC for our fiscal years ended December 31, 2021 and 2020.

	2021	2020
Audit Fees (1)	$523,916	$181,720
Audit-Related Fees	—	—
Tax Fees	14,900	14,500
All Other Fees	—	—
Total Fees	$538,816	$196,220
_______________________
(1) Includes the audits, quarterly reviews, review of registration statements and issuance of a comfort letter.
Auditor Independence
In our fiscal year ended December 31, 2021, there were no other professional services provided by WithumSmith+Brown, PC that would have required our audit committee to consider their compatibility with maintaining the independence of WithumSmith+Brown, PC.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to WithumSmith+Brown, PC for our fiscal years ended December 31, 2021 and 2020 were pre-approved by our audit committee.

Vote Required
The ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST this proposal, and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF WITHUMSMITH+BROWN, PC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2022.

AUDIT COMMITTEE REPORT
The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the Nasdaq Stock Market LLC and the rules and regulations of the Securities and Exchange Commission (the SEC). The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee operates under a written charter approved by the board of directors, which is available on our website at ir.codexdna.com. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.
With respect to the Company’s financial reporting process, the Company’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s financial statements. The Company’s independent registered public accounting firm, WithumSmith+Brown, PC, is responsible for performing an independent audit of the Company’s financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare the Company’s financial statements. These are the fundamental responsibilities of management.
In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited financial statements with management and WithumSmith+Brown, PC;

•discussed with WithumSmith+Brown, PC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC; and

•received the written disclosures and the letter from WithumSmith+Brown, PC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with WithumSmith+Brown, PC its independence.
Based on the audit committee’s review and discussions with management and WithumSmith+Brown, PC, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Christine Tsingos (Chair)
Franklin Witney
William Snider
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the Securities Act), or under the Securities Exchange Act of 1934, as amended (the Exchange Act), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of March 31, 2022. Officers are elected by our board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Todd R. Nelson	55	President, Chief Executive Officer, Director
Daniel G. Gibson	45	Chief Technology Officer
Jennifer I. McNealey	48	Chief Financial Officer
________________________________
For the biography of Todd R. Nelson, please see “Board of Directors and Corporate Governance.”

Daniel G. Gibson. Dr. Gibson has served as our Chief Technology Officer since August 2018. From February 2011 to August 2018, Dr. Gibson served in various roles at Synthetic Genomics, Inc., our former parent company and a biotechnology company focused on synthetic biology, including Principal Scientist and Vice President of DNA Technology. Dr. Gibson was responsible for developing new synthetic biology technology for application in a broad range of industries. Since 2004, Dr. Gibson has also served as a professor in the synthetic biology group at the J. Craig Venter Institute, a non-profit genomics research institute. Dr. Gibson earned a B.S. in Biological Sciences from the State University of New York at Buffalo and a Ph.D. in Molecular Biology from the University of Southern California.

Jennifer I. McNealey. Ms. McNealey has served as our Chief Financial Officer since March 2021. From February 2015 to March 2021, she served as Vice President of Investor Relations and Strategy at Calithera Biosciences, Inc., a clinical-stage biopharmaceutical company. Prior to that, Ms. McNealey served as an advisor to other biotechnology companies, and founded Laurient, LLC, an independent research company focused on the biotechnology and pharmaceutical industries. Ms. McNealey has also served as a portfolio manager and biotechnology analyst at Franklin Templeton Investments, Amerindo Investment Advisors and Morgan Stanley Dean Witter Advisors. Ms. McNealey currently serves as a member of the board of directors of Antibe Therapeutics, Inc. Ms. McNealey received a B.A. and an M.H.A. from Cornell University.

EXECUTIVE COMPENSATION
Processes and Procedures for Compensation Decisions
Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data. Our compensation committee makes decisions as to total compensation for each executive officer, although it may instead, in its discretion, make recommendations to our board of directors regarding executive compensation for its approval.
Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2021, our compensation committee initially retained Radford, a national compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Radford served at the discretion of our compensation committee. As part of its engagement, Radford assisted our compensation committee in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair. In September 2021, our compensation committee changed its executive compensation advisor to Compensia, Inc. who provided executive compensation information, recommendations, and advice for the remainder of 2021 and into 2022.
Our compensation committee periodically considers and assesses its advisor’s independence, including whether the advisor has any potential conflicts of interest with our company or members of our compensation committee. In connection with the advisor’s engagement, our compensation committee conducted such a review and concluded that it was not aware of any conflict of interest that had been raised by work performed by Radford and Compensia or the individual consultants employed by each firm that performed services for our compensation committee.
Our named executive officers for the fiscal year ended December 31, 2021, which consist of our principal executive officer and the next two most highly compensated executive officers who were serving as executive officers as of December 31, 2021 are:
•Todd R. Nelson, our President, Chief Executive Officer and Director;
•Daniel G. Gibson, our Chief Technology Officer; and
•Jennifer I. McNealey, our Chief Financial Officer.

Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers during the years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards	Option Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation (3)	Total
Todd R. Nelson	2021	$615,946	$257,088	$—	$1,635,153	$—	$3,751	$2,511,938
President and Chief Executive Officer	2020	583,846	150,000	—	—	—	1,932	735,778
Jennifer I. McNealey(4)	2021	315,385	101,091	—	654,089	—	969	1,071,534
Chief Financial Officer
Daniel G. Gibson	2021	338,770	96,600	—	—	—	1,166	436,536
Chief Technology Officer	2020	324,923	40,000	—	—	—	732	365,655

___________________________
(1)    In 2020, due to the effects of COVID-19 pandemic, the Company did not meet its management incentive compensation plan targets and consequently no bonuses were payable under such plan. However, the board of directors exercised its discretionary authority to award bonuses to management, based on services performed in 2020, including awards of $150,000 to Todd R. Nelson and $40,000 to Daniel G. Gibson.
(2)    The amounts reported represent the aggregate grant-date fair value of the stock options awarded to the named executive officer in 2020 and 2021, calculated using the Black-Scholes option-pricing model. Compensation expense for these awards is recognized net of the estimated forfeiture rate, over the requisite service period, which is generally the vesting period of the respective award. For information regarding assumptions underlying the valuation of equity awards, see the assumptions used in calculating the grant-date fair value of the awards reported in this column are set forth in the notes to our financial statements included in our Annual Report on Form 10-K filed with the SEC on March 23, 2022. These amounts do not correspond to the actual value that may be received by our executive officers if the stock options are exercised.
(3)    The amounts reported reflect insurance premiums paid by, or on behalf of, the Company during 2020 with respect to life insurance for the benefit of such named executive officer.
(4)    Jennifer I. McNealey joined us in March 2021 at an annual salary rate of $400,000 and therefore her salary set forth in the table above was prorated for the portion of 2021 in which she was employed by us.

Outstanding Equity Awards at 2021 Year-End
The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2021.

Name	Grant Date (1)	Option Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)(2)(3)	Option Expiration Date
Todd R. Nelson	04/24/2021	—	701,000(4)	$5.94	04/24/2031
Daniel G. Gibson	03/08/2019	14,815	24,692(5)	0.39	03/08/2029
	10/24/2019	15,624	26,042(5)	0.72	10/24/2029
Jennifer I. McNealey	04/24/2021	—	280,400(6)	5.94	04/24/2031
__________________________
(1)    Each of the outstanding equity awards was granted pursuant to our 2019 Plan or 2021 Stock Incentive Plan
(2)    The amounts reflect a 3-for-1 reverse stock split of the Company’s issued and outstanding common stock and outstanding shares of convertible preferred stock, which was effected on June 11, 2021.
(3)    The amounts in this column are based upon the fair market value of our common stock on the date of grant, as determined by our board of directors.
(4)    Shares subject to the option vest 25% on April 21, 2022, then the remaining shares vest in 36 equal monthly installments thereafter.
(5)    Twenty-five percent of the shares subject to the award vested on March 8, 2020, and one forty-eighth of the shares subject to the award shall vest each month thereafter on the same day of the month.
(6)    Twenty-five percent of the shares subject to the award vested on March 22, 2022, then the remaining shares vest in 36 equal monthly installments thereafter.
Employment Arrangements with Our Named Executive Officers

Todd R. Nelson

We have entered into a confirmatory employment agreement with Dr. Nelson, our President and Chief Executive Officer. The confirmatory employment agreement has no specific term and provides for at-will employment. Dr. Nelson’s current annual base salary is $618,000, and Dr. Nelson’s annual target bonus is 50% of his annual base salary.

Daniel G. Gibson

We have entered into a confirmatory employment agreement with Dr. Gibson, our Chief Technology Officer. The confirmatory employment agreement has no specific term and provides for at-will employment. Dr. Gibson’s current annual base salary is $339,000, and Dr. Gibson’s annual target bonus is 35% of his annual base salary.

Jennifer McNealey

We have entered into a confirmatory employment agreement with Ms. McNealey, our Chief Financial Officer. The confirmatory employment agreement has no specific term and provides for at-will employment. Ms. McNealey’s current annual base salary is $409,000, and Ms. McNealey’s annual target bonus is 40% of her annual base salary.

Potential Payments Upon Termination or Change in Control
We have adopted a change in control severance arrangement for our named executive officers that provides for the severance and change in control benefits only in the circumstances as described below.
If a named executive officer’s employment is terminated outside the period beginning three months before a change in control and ending 12 months following a change in control (the change in control period), either (i) by us (or any of our subsidiaries) without “cause” (and other than by reason of death or disability) or (ii) by the named executive officer for “good reason” (as such terms are defined in the named executive officer’s change in control severance agreement), the named executive officer will receive the following benefits if he timely signs and does not revoke a release of claims in our favor:
•a lump-sum payment equal to 12 months (in the case of Dr. Nelson) or nine months (in the case of Dr. Gibson and Ms. McNealey) of the named executive officer’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction); and

•payment of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), for the named executive officer and the named executive officer’s eligible dependents, if any, for up to 12 months (in the case of Dr. Nelson) or nine months (in the case of Dr. Gibson and Ms. McNealey), or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate, or be subject to an excise tax under, applicable law.
If, within the change in control period, the named executive officer’s employment is terminated either (i) by us (or any of our subsidiaries) without cause (and other than by reason of death or disability) or (ii) by the named executive officer for good reason, the named executive officer will receive the following benefits if the named executive officer timely signs and does not revoke a release of claims in our favor:
•a lump-sum payment, less applicable withholdings, equal to the sum of (x) 18 months (in the case of Dr. Nelson) or 12 months (in the case of Dr. Gibson and Ms. McNealey) of the named executive officer’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction or if greater, at the level in effect immediately prior to the change in control) and (y) in the case of Dr. Nelson, Dr. Gibson and Ms. McNealey, 150% and 100%, respectively, of the named executive officer’s target annual bonus as in effect for the fiscal year in which the termination occurs;

•payment for premiums for coverage under COBRA for the named executive officer and the named executive officer’s eligible dependents, if any, for up to 18 months (in the case of Dr. Nelson) or 12 months (in the case of Dr. Gibson or Ms. McNealey); and

•100% accelerated vesting and exercisability (as applicable) of all outstanding equity awards and, in the case of an equity award with performance-based vesting unless otherwise specified in the applicable equity award agreement governing such award, all performance goals and other vesting criteria will be deemed achieved at 100% of target levels.
If any of the amounts provided for under these change in control severance arrangements or otherwise payable to our named executive officers would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the named executive officer would be entitled to receive either full payment of benefits under their change in control severance arrangement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer. The change in control severance agreements do not require us to provide any tax gross-up payments.

401(k) Plan
We maintain a 401(k) retirement savings plan for the benefit of our employees, including our named executive officers who remain employed with us, and who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. The 401(k) plan authorizes employer matching and discretionary contributions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.
Equity Compensation Plan Information
The following table provides information as of December 31, 2021 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Rights (#)	Weighted Average Exercise Price of Outstanding Options and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column) (#)
Equity compensation plans approved by security holders
2019 Stock Incentive Plan (1)	349,448	$0.57	—
2021 Equity Incentive Plan (2)	1,675,103	5.87	—
2021 Stock Incentive Plan (3)	526,433	10.44	3,350,226
2021 Employee Stock Purchase Plan (4)	—	—	350,000
TOTAL	2,550,984	$6.09	3,700,226
_________________________
(1)    Our board of directors adopted, and our stockholders approved, the 2019 Stock Incentive Plan, as amended and restated (the 2019 Plan). In connection with our initial public offering and the adoption of the 2021 SIP, we no longer grant awards under the 2019 Plan; however, all outstanding options issued pursuant to the 2019 Plan continue to be governed by their existing terms. To the extent that any such awards are forfeited or lapse unexercised or are repurchased, the shares of common stock subject to such awards will become available for issuance under the 2021 SIP. Includes options to purchase 349,448 shares of our common stock outstanding under the 2019 Plan.
(2)     Our board of directors adopted, and our stockholders approved, the 2021 Stock Incentive Plan, as amended and restated (the 2021 Plan). In connection with our initial public offering and the adoption of the 2021 SIP, we no longer grant awards under the 2021 Plan; however, all outstanding options issued pursuant to the 2021 Plan continue to be governed by their existing terms. To the extent that any such awards are forfeited or lapse unexercised or are repurchased, the shares of common stock subject to such awards will become available for issuance under the 2021 SIP. Includes options to purchase 1.675.103 shares of our common stock outstanding under the 2021 Plan
(3)     Our board of directors adopted, and our stockholders approved, the 2021 Stock Incentive Plan. The 2021 SIP provides that the number of shares available for issuance under the 2021 SIP will be increased on the first day of each fiscal year beginning with the 2021 fiscal year, in an amount equal to the least of (i) 5,250,000 shares, (ii) five percent (5%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as our board of directors may determine. Includes 526,433 shares of our common stock issuable under options to purchase common stock and restricted stock units outstanding under our 2021 SIP.

(4)    Our board of directors adopted, and our shareholders approved, the 2021 Employee Stock Purchase Plan (the ESPP). The ESPP provides that the number of shares available for issuance under the ESPP will be increased on the first day of each fiscal year beginning with the 2021 fiscal year, in an amount equal to the least of (i) 1,050,000 shares, (ii) one percent (1%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as may be determined by our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2022 for:
•each of our directors and nominees for director;

•each of our named executive officers;

•all of our current directors and executive officers as a group; and

•each person or group known by us to be the beneficial owner of more than 5% of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.

We have based our calculation of the percentage of beneficial ownership on 29,387,654 shares of our common stock outstanding as of March 31, 2022. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2022 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Codex DNA, Inc., 9535 Waples Street, Suite 100, San Diego, California, 92121.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Greater than 5% Stockholders:
Entities affiliated with Northpond Ventures LP(1)	9,844,130	33.5%
GATTACA Mining LLC(2)	6,090,747	20.7%
BroadOak Fund IV, LLC(3)	2,319,045	7.9%
Danaher Innovation Center LLC(4)	2,294,157	7.8%
Named Executive Officers and Directors:
Todd R. Nelson(5)	6,371,348	21.5%
Daniel G. Gibson(6)	128,523	*
Jennifer I. McNealey(7)	81,783	*
Andrea L. Jackson(8)	—	*
Jami Nachtsheim(9)	—	*
William F. Snider(10)	2,319,045	7.9%
Christine A. Tsingos(11)	29,208	*
Franklin R. Witney(12)	82,035	*
All directors and executive officers as a group (8 persons)(13)	9,011,942	30.2%
*     Represents less than 1%.
(1)    As reported on Schedule 13D filed with the SEC on July 1, 2021. Consists of (i) 9,375,380 shares held of record by Northpond Ventures LP (Northpond LP), and (ii) 468,750 shares held of record by Northpond Ventures II, LP (Northpond II LP). Northpond LP is managed by Northpond Ventures GP, LLC (Northpond GP) and may be deemed to be the indirect beneficial owner of the 9,375,380 shares beneficially owned by Northpond LP. Northpond II LP is managed by Northpond Venture GP II, LLC (Northpond II GP) and may be deemed to be the indirect beneficial owner of the 468,750 shares of Common Stock beneficially owned by Northpond II LP. Michael P. Rubin is the sole managing member of each of Northpond GP and Northpond II GP. As a result of the foregoing relationships, Mr. Rubin may be deemed to be the indirect beneficial owner of the 9,844,130 Common Stock beneficially owned by Northpond LP and Northpond II LP. Mr. Rubin has the shared power to vote, or direct the voting of, and the shared power to dispose of, or direct the disposition of, the Common Stock held by Northpond LP and Northpond II LP. Each of Northpond LP, Northpond GP, Northpond II LP and Northpond II GP disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein. Andrea L. Jackson, a member of our board of directors, is a Director of Northpond Ventures, LLC, an investment firm affiliated with Northpond Ventures, LP and Northpond GP LLC. Ms. Jackson disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein, if any. The address of Northpond Ventures, LP is 7500 Old Georgetown Rd, Suite 850, Bethesda, MD 20814.
(2)    As reported on Schedule 13D filed with the SEC on February 15, 2022. Consists of 6,090,747 shares held of record by GATTACA Mining LLC (GATTACA). Todd R. Nelson is the managing member of GATTACA and may be deemed to have voting and dispositive power over the shares held by GATTACA. The address of GATTACA is P.O. Box 676273, Rancho Santa Fe, CA 92067.
(3)    As reported on Schedule 13G filed with the SEC on February 17, 2022. Consists of 2,319,045 shares held of record by BroadOak Fund IV, LLC. BroadOak Asset Management, LLC is the manager and general partner of BroadOak Fund IV, LLC, and BroadOak Capital Partners, LLC is the managing member of BroadOak Asset Management, LLC. William F. Snider, a member of our board of directors is a partner and manager of BroadOak Capital Partners, LLC. Each of Mr. Snider and BroadOak Capital Partners, LLC may be deemed to have voting and dispositive power over the shares held by BroadOak Fund IV, LLC, and each disclaims beneficial ownership of such shares except to the extent of his/its indirect pecuniary interest therein, if any. The address for BroadOak Fund IV, LLC is 4800 Montgomery Lane Suite 230, Bethesda, MD 20814.
(4)    As reported on Schedule 13G filed with the SEC on February 1, 2022. Consists of 2,294,157 shares held of record by Danaher Innovation Center LLC. Danaher Innovation Center LLC is an indirect, wholly owned subsidiary of Danaher Corporation. The address of Danaher Innovation Center LLC is 2200 Pennsylvania Avenue, NW, Suite 800W, Washington, DC 20037. These shares were held by DH Life Sciences LLC, another wholly owned subsidiary of Danaher Corporation, as of March 31, 2021, and were transferred to Danaher Innovation Center LLC on April 23, 2021.
(5)    Consists of 90,747 shares held of record by Todd R. Nelson, 189,854 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2022 and the shares referenced in footnote 2.

(6)    Consists of 81,173 shares held of record by Daniel G. Gibson and 47,350 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2022.
(7)    Consists of 81,783 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2022.
(8)    Ms. Jackson joined the board of directors in May 2021.
(9)    Ms. Nachtsheim joined the board of directors in June 2021.
(10)    Consists of the shares referenced in footnote 3. Mr. Snider disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, if any.
(11)    Consists of 29,208 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2022.
(12)    Consists of 82,035 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2022.
(13)    Consists of (i) 8,581,712 shares beneficially owned by our current executive officers and directors, and (ii) 430,230 shares issuable pursuant to stock options held by such directors and officers and exercisable within 60 days of March 31, 2022.

CERTAIN RELATIONSHIPS, RELATED PARTY AND OTHER TRANSACTIONS
We describe below transactions and series of similar transactions, since January 1, 2020, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

We have granted stock options to our executive officers and certain of our directors. See the sections titled “Executive Compensation-Outstanding Equity Awards at Fiscal Year-End” and “Management-Director Compensation” for a description of these stock incentive awards.

Other than as described above under this section titled “Certain Relationships and Related Party Transactions,” since January 1, 2020, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

Limitation of Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•any breach of their duty of loyalty to our company or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that they are or were one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that they are or were one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into or will enter into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, bylaws and in indemnification agreements that we have entered into or will enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Policies and Procedures for Related Party Transactions

Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2021, all executive officers, directors and greater than 10% stockholders complied with all applicable SEC filing requirements.
Fiscal Year 2021 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2021 are included in our Annual Report on Form 10-K filed with the SEC on March 23, 2022. This proxy statement and our Annual Report on Form 10-K are posted on our investor relations website at ir.codexdna.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report on Form 10-K without charge by sending a written request to Codex DNA, Inc., Attention: Investor Relations, 9535 Waples Street, Suite 100, San Diego, California, 92121.
* * *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card.

THE BOARD OF DIRECTORS

San Diego, California April 29, 2022